UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

COMMUNITY HEALTH SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4000 Meridian Boulevard

Franklin, Tennessee 37067

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 12, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of Community Health Systems, Inc. (the “Company”), dated April 2, 2020, furnished to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020. The purpose of the Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via live webcast.

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2020

Dear Stockholders:

Following the recommendations to limit large group gatherings from each of the U.S. Centers for Disease Control and Prevention and the World Health Organization and to support the health and well-being of our stockholders, employees and community due to the evolving impact of the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the annual meeting of stockholders (the “Annual Meeting”) of Community Health Systems, Inc. (the “Company”) has been changed from in-person to a virtual-only format.

As previously announced, the Annual Meeting will be held on May 12, 2020 at 8:00 a.m. (CDT). Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the Proxy Statement previously mailed or made available to you.

As described in the Proxy Statement for the Annual Meeting previously distributed, you are entitled to vote at the Annual Meeting if you were a stockholder as of the close of business on March 16, 2020 (the record date) or you held your shares in “street name” on such date. In any such event, you may vote prior to the Annual Meeting by following the instructions set forth in the proxy materials previously distributed.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/CYH2020. If you are a stockholder or hold your shares in “street name” and desire to attend and be able to vote your shares at the Annual Meeting, and ask questions during the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. The list of stockholders of record will be available on the meeting website during the Annual Meeting. All participants should reference the Rules of Conduct of Meeting, which will be posted on the meeting website.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

By Order of the Board of Directors,

Christopher G. Cobb Vice President – Legal and Corporate Secretary

Franklin, Tennessee

April 24, 2020

The Company’s Proxy Statement and 2019 Annual Report to Stockholders are available at www.chs.net. Additionally, you may access our proxy materials at www.proxyvote.com.